                                                                Exhibit No. 1.02

                                 [QUADRIGA LOGO]

                   "DRAFT" ADDITIONAL SELLING AGENT AGREEMENT


Made on _______________, 2002 between:

                         QUADRIGA ASSET MANAGEMENT INC.
                                551 FIFTH AVENUE
                                   SUITE 1502
                               NEW YORK, NY 10176
                      (sometimes hereinafter called "QAM")

                                       and


                          ----------------------------

                          ----------------------------

          (sometimes hereinafter called the "Additional Selling Agent")


Whereas:

     A. Quadriga Capital Management, Inc. is an International Business Company ("QCM") registered on the 11th day of November, 1999 pursuant to CAP 152 of the 1990 Revised Laws of Grenada Company No. 1102 of 1999 - 2046, and is the general partner of Quadriga Superfund, L.P., Series A and Series B (the "Company").

     B. Quadriga Asset Management, Inc. is a registered Broker/Dealer and NASD Member and has been appointed by the "company" as exclusive marketing agent to assist the "company" with the solicitation of subscriptions for "units" "as hereinafter defined" in the "Company".

     C. The "Additional Selling Agent" is a Broker/Dealer and NASD member and is organized in accordance with the laws of the state or country of its formation.

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     D.   "Units" means units or other participation rights in the Issuer which are expressly announced to the Additional Selling Agent as covered by this Agreement.

Now in consideration of the mutual promises and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:


1. APPOINTMENT OF THE ADDITIONAL SELLING AGENT

  1.1 QAM hereby invites the Additional Selling Agent to participate as an additional selling agent on a non-exclusive, non transferable and non-assignable basis to offer for sale Units. The Additional Selling Agent hereby accepts such invitation and agrees to participate in such offer for sale on the terms and conditions set out in this Agreement.

  1.2 The Additional Selling Agent warrants that it has obtained all necessary licenses and authorizations of all applicable authorities to engage in the activities covered by this Agreement and the Additional Selling Agent shall immediately inform QAM in writing if at any time such license or authorization expires or is withdrawn. Without limiting the foregoing, Additional Selling Agent represents and warrants that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended and is a member in good standing of the National Association of Securities Dealers, Inc. The Additional Selling Agent acknowledges its understanding that it is not entitled to any compensation hereunder for any period during which it has been suspended or expelled from membership in the NASD. The intermediary further acknowledges that it shall not be permitted to receive trailing commission payments from the Company unless intermediary is registered with the CFTC and is a member in good standing of the NFA. The intermediary shall cause any sales persons receiving such trailing commissions to have a valid NASD Series 3 or Series 31 license at the time of receipt thereof.

  1.3 The Additional Selling Agent agrees to offer, sell and distribute Units in the above-described public offering only in such states or territories where it is permitted to offer, sell and distribute Units.

  1.4 The Company reserves the right to cancel or refuse or terminate, in whole or in part, any instruction or application to subscribe for Units or contract for purchase of any Units. The Additional Selling Agent agrees that no commission will be due or owing to the Additional Selling Agent on any transactions which are refused or cancelled.

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

  1.5 The Additional Selling Agent shall perform the services hereunder as an independent contractor and not as an employee of the Company or QAM. Nothing in the Agreement shall constitute or is deemed to constitute a partnership, joint venture, agency, trust, formal business organization, separate legal entity or other association of any kind between the parties hereto. The Additional Selling Agent shall have no authority to bind or act on behalf of the Company or QAM. Except as specifically provided by this Agreement, Additional Selling Agent shall not act or represent or hold itself out as having authority to act as agent or partner of the Company or QAM, or in any way bind or commit the Company or QAM to any obligations. Any such act will create a separate liability in Additional Selling Agent to any and all third parties affected as a consequence. The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective and each party shall be responsible individually only for its obligations described by this Agreement.


2. DUTIES OF THE ADDITIONAL SELLING AGENT

  2.1     The Additional Selling Agent:

     (a) shall not make any representation other than as set out in the sales documents, offering memorandum, prospectus or similar documents issued by the Company or give or make any warranty on behalf of the Company or QAM;

     (b) shall observe the terms and conditions relating to the promotion of the Company and to the issuance and sale of the Units whether contained in the sales documentation issued by the Issuer or in any directions of QAM provided to the Additional Selling Agent, or imposed by law or regulations having the force of law in any country or territory in which the Additional Selling Agent is promoting the Units or in which any investor or potential investor in the Units is a resident or of which such investor is a citizen or national and, in particular, but without limitation, the Additional Selling Agent shall not promote the Units or procure or seek to procure subscriptions for the Units from any person (whether an individual, firm or corporation) who is not eligible by reason of nationality or otherwise, to invest in the Units,

     (c) Acknowledges its responsibility under applicable law to make every reasonable effort to determine that the purchase of "Units" is a suitable and appropriate investment for each person to whom "Additional Selling

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          Agent" introduces "Units", based on information provided by such person.

  2.2 In connection with its activities under this Agreement, the Additional Selling Agent shall use only such sales documents and/or promotional brochures as have been approved by the Company or QAM. QAM shall obtain approval for such sales documents to the extent legally required by the supervisory authority in any relevant jurisdiction prior to their use. The Additional Selling Agent shall not circulate any prospectus which has been withdrawn or supplemented.

  2.3 The Additional Selling Agent shall have no authority to accept applications for Units on behalf of the Company and shall in no circumstances have any power to enter into a transaction on behalf or in any other way to bind the Company or QAM.

  2.4 The Additional Selling Agent warrants to observe the conduct of business rules applicable in any state or territory in which the Additional Selling Agent is promoting the Units or - if applicable - in which any investor or potential investor in the Units is resident or of which such investor is a citizen or national. It is the Additional Selling Agent's duty to inform investors and potential investors in a reasonable manner about the Units and about the risks of investing in them, and to observe the terms and conditions relating to the sale and distribution of Units imposed by law or regulations having the force of law in any applicable state or territory.

  2.5 Additional Selling Agent's use of any of trademarks, trade names or logos of the Company or QAM shall be in a form and manner agreed to by QAM and in compliance with any applicable country-of-origin labeling requirements. Additional Selling Agent's use of any trademarks, trade names or logos of the Company or QAM shall be restricted to and coextensive with the performance of all of Additional Selling Agent's duties under this Agreement, shall cease immediately in the event this Agreement is terminated, and shall not be construed as conferring upon Additional Selling Agent any right or interest in or to such trademarks, trade names, or logos or to any registration thereof.

  2.6 Additional Selling Agent shall submit all advertising copy, including but not limited to sales brochures, newspaper and yellow page advertisements, radio and television commercials, internet-based web material, to QAM for approval, in QAM's sole discretion, prior to using the same in commerce.

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3. DUTIES OF QAM

QAM shall support the Additional Selling Agent concerning the offering and distribution of the Units by providing the Additional Selling Agent with such sales documents and promotional brochures as have been approved by the Company or QAM, including copies of the prospectus and any amendments and supplements thereto, without charge, and providing the Additional Selling Agent with such current information or modifications regarding the Company or the distribution of Units as is necessary to promote the Units.


4. TERRITORY

The Additional Selling Agent is not authorized to directly or indirectly promote, offer, sell, distribute or deliver any of the Units in states or territories except those identified to the Additional Selling Agent by the Company or QAM.


5. COMPENSATION

The remuneration payable to the Additional Selling Agent on transactions in Units is set out in the attached Schedule I. All fees shall be paid monthly in arrears no later than the 20th calendar day of such month according to Schedule I based on the net asset value of Units which the Additional Selling Agent is credited as having sold.


6. PREVENTION OF MONEY LAUNDERING

  6.1 The Additional Selling Agent shall use due diligence to learn the essential facts relative to every person or entity for whom orders for the purchase of Units are effected and shall follow procedures that are at least equivalent to those required by the USA Patriot Act and regulations adopted thereunder on prevention of the use of the financial system for the purposes of money laundering as amended from time to time. In the event that QAM requires information or is required by any competent authority to provide information as to the identity of investors or in the event that any form of money laundering is suspected, the Additional Selling Agent agrees to make a full disclosure of such information to QAM and/or all appropriate authorities. Where the Additional Selling Agent is a resident in a country which is a member of the Financial Action Task Force, such disclosure shall be made to the extent provided by local law. The Additional Selling Agent will retain the evidence of verification of identity and records of all transactions for at least five years following

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

          the ending of the relationship with any person for whom orders for the subscription of Units have been affected.

  6.2 QAM reserves the right to seek and the Additional Selling Agent agrees to supply to the Company and QAM and/or any designated representative of them, without undue delay, such documentation as it may request in order to satisfy itself as to the essential facts relative to the Additional Selling Agent and any suspected or potential money laundering. If the Additional Selling Agent fails to supply such documentation as requested by the Company or QAM, each Issuer and/or representative of them within a reasonable period of time, this Agreement may be terminated at the sole discretion of QAM immediately in writing in accordance with clause 7 .2 (except to the extent that QAM will not be required to give written notice of such termination). In the event that the Company, QAM, and/or any representative of them is required by any competent authority to provide information as to the identity of the Additional Selling Agent or in the event that money laundering is suspected, the Additional Selling Agent agrees to make a full disclosure of all relevant information to the Company, QAM, and/or all appropriate authorities.

  6.3 The Additional Selling Agent warrants and agrees to indemnify the Company and QAM and hold the Company and QAM harmless from and against all liabilities, losses, damages, claims and expenses, including attorneys' and other legal fees, in connection with the foregoing warranty.


7. TERMINATION

  7.1 QAM may terminate or suspend this Agreement immediately if any licenses or approvals required of the Additional Selling Agent are suspended, expire or are revoked or if the Additional Selling Agent is otherwise unable to perform its duties hereunder, or if any finding of wrongdoing or breach of any laws or regulations is made against it or if the intermediary breaches any term or conditions of this agreement.

  7.2 Either Party may terminate this agreement without cause upon 30 days written notice given to the other party.

  7.3 If this Agreement is terminated pursuant to Article 7.1, then Additional Selling Agent shall not be entitled to any commissions, or any other remuneration, subsequent to the first to occur of the suspension, expiration or revocation of any licenses or approvals required of the Additional Selling Agent, or the date that Additional

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

          Selling Agent is otherwise unable to perform its duties hereunder, or the date of any wrongdoing or breach of any laws or regulations or this agreement by Additional Selling Agent, or the date of termination hereof.


8. INDEMNIFICATION

  8.1 QCM agrees to indemnify and hold harmless the Additional Selling Agent and each person, if any, who controls such person within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages, costs, expenses, liabilities, joint or several (including any investigatory, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), and actions to which they, or any of them, may become subject under the Securities Act, the Securities Exchange Act of 1934, the Commodity Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon any untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment of supplement thereto, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, of any amendment or supplement thereto, in the light of the circumstances under which such statements were made); provided, however, that in -------- no event shall the indemnification agreement contained in this subsection 8.1 of Section 8 inure to the benefit of any of the indemnified parties (or any person controlling any such party within the meaning of Section 15 of the Securities Act) on account of any losses, claims, damages, costs, expenses and liabilities arising from the sale of the Units to any person if such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon, an untrue statement or omission in a preliminary prospectus or the Prospectus or a supplement or amendment thereto, if a preliminary prospectus, the Prospectus, the Prospectus as amended or supplemented or as further amended or supplemented, respectively, shall correct, prior to the delivery to such person of his subscription, the untrue statement or omission which is the basis of the loss, claim, damage, liability or action for which indemnification is sought and a copy of a preliminary prospectus, the Prospectus or the Prospectus as amended or supplemented or as further amended or supplemented, as the case may be, had not been sent or given to such indemnified person at or prior to the receipt of the subscription.

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

  8.2 The Additional Selling Agent agrees to indemnify and hold harmless the Partnership and QCM, as the case may be, and each person, if any, who controls the Partnership or as the case may be, within the meaning of
          Section 15 of the Securities Act to the same extent as the foregoing indemnity from QCM set forth in subsection 8.1 of this Section 8 (and, in the case of QCM, for any indemnity paid by QCM pursuant to subsection 8.1 of this Section 8, but only insofar as such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon a breach of any agreement, covenant, representation or warranty set forth in this Agreement by the Additional Selling Agent.

  8.3 Each of the parties to this Agreement understands that the obligations of each party subject to this Section 8 are separate and distinct. Notwithstanding any other provision of this Section 8, QCM (i) shall have no obligation to indemnify the Additional Selling Agent for more than the amount of proceeds resulting from the sale of Units by the Additional Selling Agent during the Continuing Offering Period plus the Additional Selling Agent's actual expenses incurred in connection with any loss, claim, damage, charge or liability (including reasonable attorneys' and accountants' fees incurred in defense thereof) and (ii) any obligation of QCM to indemnify the Additional Selling Agent shall be adjusted to reflect the relative responsibility of the Additional Selling Agent (if any) for the circumstances giving rise to the losses, claims, damages, costs, expenses, liabilities or actions for which indemnification is sought.

  8.4 Notwithstanding any other provision of this Agreement, indemnification of QCM or its controlling persons by the Partnership shall be permitted only to the extent permitted by the Agreement of Limited Partnership, as amended.

  8.5 Any party which proposes to assert the right to be indemnified under this Section 8 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnified party under this
          Section 8, notify each such indemnifying party of the commencement of such action, suit or proceeding but the omission to notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have to any indemnified party under this
          Section 8 except to the extent, and only to the extent, that such omission was prejudicial to the indemnifying party. In no event shall any such omission relieve an indemnifying party of any liability which it may have to an indemnified party otherwise than under this Section
          8. In case any such action, suit or proceeding shall be brought against any

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

          indemnified party, and such party shall notify the indemnifying party of the commencement thereof; the indemnifying party shall be entitled to participate therein, and, if it shall wish, individually or jointly with any other indemnifying party, to assume (or have such other party assume) the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election (or the election of such other party) so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation requested by the indemnifying party (or such other party), subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment by counsel by such indemnified party has been authorized by the indemnifying party (or such other indemnifying party as may have assumed the defense of the action in questions), (ii) the indemnified party shall have reasonably concluded that there may be a conflict interest between the indemnifying party (or such other party) and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party (or such other party) shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party (subject to possible reimbursement of the indemnifying party by such other party). An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent. In the case of (ii) above, the indemnifying party (or the indemnifying parties, if an indemnified party shall have a claim for indemnification against more than one indemnifying party) shall not be liable for the expenses of more than one separate counsel for each of the following groups: (x) the Additional Selling Agent and any person who controls the Additional Selling Agent within the meaning of Section 15 of the Securities Act, and (y) the Partnership and QCM and any person who controls the Partnership and within the meaning of Section 15 of the Securities Act.


9. MISCELLANEOUS

  9.1 This Agreement embodies the entire understanding between the parties hereto in respect of the subject matter hereof and no modification or amendment of any provision of this Agreement shall

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          be effective unless the same shall be reduced to writing and signed by the parties hereto.

  9.2 The illegality, invalidity or enforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision

  9.3 In case that single terms of this Agreement are or become inoperative or impracticable, the rest of this Agreement shall remain unaffected thereby. To the extent practicable, any invalid or inoperative terms will be replaced by valid and operative terms which are closest to the real purpose of the invalid or inoperative terms.

  9.4 All controversies resulting from this contract, including the question of its valid realization and its pre-effects and consequences, exclusively lie in the jurisdiction of the competent court of New York, and the parties agree that New York law, applied without regard to conflict of laws principles, shall be solely applicable to the interpretation and enforcement of this Agreement.

  9.5 This Agreement is deemed to have been drafted jointly by the parties, and any uncertainty or ambiguity shall not be construed for or against either party as an attribution of drafting to either party.

  9.6 This Agreement may be executed in any one or more counterparts, each of which shall constitute an original, no other counterpart needing to be produced, and all of which, when taken together, shall constitute but one and the same instrument. If this Agreement is signed and transmitted by facsimile machine or electronic mail, the signature of any party on such agreement transmitted by facsimile or electronic mail shall be considered, and have the same force and effect, as an original document.



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


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


FOR QUADRIGA ASSET MANAGEMENT INC.:



---------------------------
George Fountas (President)

Date:
      ---------------------


FOR THE ADDITIONAL SELLING AGENT:



---------------------------                     -----------------------------

Date:
      ---------------------


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

                                   SCHEDULE I

                                  REMUNERATION



Made on _______________, 2002 between:


                         QUADRIGA ASSET MANAGEMENT INC.
                                551 FIFTH AVENUE
                                   SUITE 1502
                               NEW YORK, NY 10176

                      (sometimes hereinafter called "QAM")


                                       and


                          ----------------------------

                          ----------------------------

          (sometimes hereinafter called the "Additional Selling Agent")



  1. In consideration of the Additional Selling Agent soliciting and obtaining purchasers of the Units, QAM shall pay the Additional Selling Agent a selling commission as specified below subject to the possibility of a payment of additional selling commissions as described herein.

          In consideration of the provision by the Additional Selling Agent of the additional services specified below in the next succeeding paragraph, QAM will pay to the Additional Selling Agent (provided it represents that it is registered with the CFTC as a futures commission merchant or introducing broker and is a member in good standing of the NFA in such capacity) ongoing payments serviced by the Additional Selling Agent. Such ongoing compensation shall commence at the beginning of the thirteenth full month after the sale of the Units. The Additional Selling Agent may pay such compensation to its registered representatives who are registered as associated persons with the CFTC and have passed the National Commodity Futures Examination (Series 3) or the Futures Managed Funds

          Examination (Series 31). If any such registered representative shall transfer employment to another CFTC/NFA registered firm, and the limited partners to which he sold shall also become clients of the transferee firm, the Additional Selling Agent agrees to transfer its ongoing compensation to the transferee firm.

          The ongoing compensation specified above shall be in consideration of and is contingent upon the provision by the Additional Selling Agent or its affiliates of additional services in connection with the Units sold by the Additional Selling Agent, including: (w) inquiring of QCM from time to time, at the request of an owner of Units sold by it, as to the Net Asset Value of a Unit; (x) inquiring of QCM from time to time, at the request of an owner of Units sold be it, regarding the commodities markets and the Partnership; (y) assisting, at the request of QCM, in the redemption of Units sold by it; and (z) providing such other services to the owners of the Units sold by it as QCM may, from time to time, reasonably request. The Additional Selling Agent also will use its best efforts to insure that any of its registered representatives to whom compensation is passed on will cooperate in providing the services specified in clauses (w) through (z) above for as long as such representative continues in the employment of the Additional Selling Agent. The Additional Selling Agent shall forfeit its rights hereunder to receive any ongoing compensation relating to the additional services for the entirety of any month during which it is not duly registered with the CFTC as a futures commission merchant or introducing broker and a member in good standing of NFA.

          Additional Selling Agents and registered representatives who are not registered with the CFTC as described above may receive additional selling commissions from QAM, paid on the same basis as the ongoing payments, provided that the total of such additional selling commissions plus the initial selling commission and per Unit organization and offering costs properly deemed to constitute costs allocable to the Additional Selling Agents, such as a selling brochure, seminar costs and travel expenses do not exceed 10% of such Units' initial sale price. Any such ongoing payments or additional selling commission will be paid by QAM and not by the Company, but may be deemed to constitute underwriting compensation. If any such registered representative shall transfer employment to another NASD registered firm, and the limited partners to which he sold shall also become clients of the transferee firm, the Additional Selling Agent agrees to transfer its ongoing compensation to the transferee firm.


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

  1.1 The Company will pay to the Additional Selling Agent a sales commission according to the appropriate Matrix below, based on the net asset value at the end of the immediately preceding month of Units which the Additional Selling Agent is credited as having sold (without regard to such net asset value for any prior period):


  1.1.a   Standard Compensation Matrix:


  1.1.b   Alternate Compensation Matrix:
          Upon termination of the Additional Selling Agent Agreement pursuant to the terms of Section 7.2 thereof, the following matrix supersedes the provisions of 1.1.a hereof.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


FOR QUADRIGA ASSET MANAGEMENT INC.:





-----------------------------                  -----------------------------
George Fountas (President)

Date:
      -----------------------

FOR THE ADDITIONAL SELLING AGENT:





-----------------------------                  -----------------------------


Date:
      -----------------------



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





                                 [QUADRIGA LOGO]





              QUADRIGA SUPERFUND, L.P. - SELLING AGREEMENT APPENDIX
                    SELLING AGREEMENT DATED__________, 200__







Please provide the following information.


1) Company Legal Name____________________________

2) Company Address____________________________________________________________
                   Street (P.O Box not acceptable)  City      State   Zip Code

3) Broker-Dealer Name_____________________________

4) Broker-Dealer Phone/Fax________________________

5) Broker-Dealer E-mail___________________________

6) Bank name____________________________

7) Account Number____________________________

8) ABA Nr.____________________________





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